UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): September 15, 2009
IMAGE ENTERTAINMENT, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-11071	84-0685613

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20525 Nordhoff Street, Suite 200, Chatsworth, California	91311

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (818) 407-9100
(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 3.01.	Notice of Delisting or Failure to Satisfy a Continued Listing Rule or Standard; Transfer of Listing.
On September 15, 2009, Image Entertainment, Inc. (the “Company”) received Nasdaq Staff Deficiency Letters from the staff of the Nasdaq Stock Market Listing Qualifications Department (the “Staff”). The first letter indicated that the Company failed to comply with the minimum market value of publicly held shares (“MVPHS”) requirement for continued listing on The Nasdaq Global Market set forth in Listing Rules 5450(b)(2)(C) and 5450(b)(3)(C). The second letter indicated that the Company failed to comply with the minimum bid price requirement for continued listing on The Nasdaq Global Market set forth in Listing Rule 5450(a)(1). The full text of both letters are filed with this report as Exhibit 99.1 and 99.2 and are incorporated by reference herein. The Company’s common stock will continue to trade on The Nasdaq Global Market under the symbol DISK as the deficiency letters have no effect at this time on the Company’s listing on The Nasdaq Global Market.
The Company has 90 calendar days, or until December 14, 2009, to regain compliance with the MVPHS continued listing requirement. To regain compliance with the MVPHS continued listing requirement, the MVPHS of the Company’s common stock must be $15,000,000 or more for 10 consecutive trading days at any time before December 14, 2009. If compliance is not demonstrated by December 14, 2009, the Staff will provide written notification that the Company’s common stock will be delisted from The Nasdaq Global Market. If the Company receives a delisting notice, it may appeal the Staff’s determination to a Listing Qualifications Panel. Further, the Company may apply to transfer its common stock to The Nasdaq Capital Market so long as it satisfies the continued inclusion requirements for that market. If the Company submits a transfer application and pays the applicable listing fees by December 14, 2009, the initiation of any delisting proceedings will be stayed pending the Staff’s review of the application. If the Staff does not approve the Company’s transfer application, the Staff will provide written notification that its common stock will be delisted.
The Company has 180 calendar days, or until March 15, 2010, to regain compliance with the minimum bid price continued listing requirement. To regain compliance with the minimum bid price continued listing requirement, the bid price of the Company’s common stock must close at $1.00 per share or more for a minimum of ten consecutive business days. The Staff may, in its discretion, require the Company’s common stock to maintain a bid price of at least $1.00 per share for a period in excess of ten consecutive business days, but generally no more than 20 consecutive business days, before determining that the Company has demonstrated an ability to maintain long-term compliance. If compliance is not demonstrated by March 15, 2010, the Staff will provide written notification that the Company’s common stock is subject to delisting. If the Company receives a delisting notice, it may appeal the Staff’s determination to a Listing Qualifications Panel. Alternatively, the Company may be eligible for an additional grace period if it meets the initial listing standards, with the exception of bid price, for The Nasdaq Capital Market. To avail itself of this alternative, the Company will need to submit an application to transfer its securities to The Nasdaq Capital Market.
The Company intends to actively monitor the MVPHS for its common stock between now and December 14, 2009, and will consider available options to resolve the deficiency and regain compliance with the MVPHS requirement. If the Company does not regain compliance with the MVPHS requirement prior to December 14, 2009, it will apply to transfer its common stock to The Nasdaq Capital Market or appeal any delisting notice. The Company also intends to actively monitor the bid price for its common stock between now and March 15, 2010, and will consider available options to resolve the deficiency and regain compliance with the bid price requirement.
On September 18, 2009, the Company issued a press release announcing receipt of the Nasdaq deficiency letters. A copy of the press release is filed with this report as Exhibit 99.3 and is incorporated by reference herein.
Unless otherwise required by law, the Company disclaims any obligation to release publicly any updates or any changes in its expectations or any change in events, conditions, or circumstances on which any forward-looking statements are based.

Item 9.01. Financial Statements and Exhibits.
(d) Exhibits.

Exhibit Number	Exhibit Description
99.1	Nasdaq Staff Deficiency Letter (MVPHS) dated September 15, 2009
99.2	Nasdaq Staff Deficiency Letter (Minimum Bid Price) dated September 15, 2009
99.3	Press Release dated September 18, 2009

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMAGE ENTERTAINMENT, INC.
Dated: September 18, 2009	By:	/s/ JEFF M. FRAMER
		Name:	Jeff M. Framer
		Title:	President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Nasdaq Staff Deficiency Letter (MVPHS) dated September 15, 2009
99.2	Nasdaq Staff Deficiency Letter (Minimum Bid Price) dated September 15, 2009
99.3	Press release, dated September 18, 2009